                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the "Employment Agreement"), dated as of this 14 day of October, 1998, is entered into by and among New Air Corporation (the "Company" or "Employer") and David Barger ("Executive"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

            1. EMPLOYMENT.

            1.1. POSITION. During the Employment Term (as hereinafter defined) and subject to the terms and conditions set forth herein, the Company agrees to employ Executive as its President and Chief Operations Officer reporting to the Board of Directors of the Company.

            1.2. DUTIES. Executive shall diligently, and to the best of his ability, perform all such duties incident to his positions and use his best efforts to promote the best interests of the Company.

            1.3. TIME TO BE DEVOTED TO EMPLOYMENT. During the Employment Term, Executive shall devote his full time and energy to the business of the Company and shall not be engaged in any competitive business activity without the express written consent of the Company. Executive hereby represents that he is not a party to any agreement which would be an impediment to entering into this Employment Agreement and that he is permitted to enter into this Employment Agreement and perform his obligations hereunder.

            2. COMPENSATION AND BENEFITS.

            2.1. SIGNING BONUS. In consideration of Executive's entering into this Employment Agreement, the Company is paying to Executive on the date hereof a one-time signing bonus equal to approximately $65,000 (the "Signing Bonus"), $34,604.69 of which shall be paid to the Company on behalf of Executive as the purchase price for 1,333 shares of the Company's Common Stock. The exact amount of the bonus will be the amount necessary to cover the $34,604.69 payment to the Company for the Common Stock, plus the amount necessary to cover all Federal, state and local taxes payable by the Executive on account of the Signing Bonus. The Company will deduct and withhold from the Signing Bonus payable to Executive hereunder any and all applicable Federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

            2.2. ANNUAL SALARY. In consideration of and as compensation for the services agreed to be performed by Executive hereunder, the Company agrees to pay Executive commencing on the Effective Date a starting annual base salary of Two Hundred Thousand dollars ($200,000), payable in accordance with the Company's regular payroll schedule ("Base Salary"), less applicable withholdings and deductions. The Base Salary will be subject to increase at the sole discretion of the Board of Directors of the Company.

            2.3. PERFORMANCE BONUS. Executive shall be entitled to bonuses in accordance with the Company bonus plan for Company officers to be established and implemented by the

Board of Directors of the Company payable in accordance with the Company's standard policy provided that Executive shall be entitled to a guaranteed minimum annual bonus of $75,000 (the "Guaranteed Bonus") during the Employment Term. The Company will deduct and withhold from any bonus payable to Executive hereunder any and all applicable Federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

            2.4. PARTICIPATION IN BENEFIT PLANS. During the Employment Term, Executive shall be entitled to participate in any pension, group insurance,
Section 401(k), vision, dental, medical hospitalization, annual physical, disability or other similar benefit plan, to the extent permitted by law, that may from time to time be adopted by the Board of Directors of the Company, that is generally available to the other executive officers of the Company. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason. Until such time as the Company's medical plans are in place, the Company shall reimburse Executive's cost in continuing his existing medical insurance coverage under COBRA.

            2.5. REIMBURSEMENT OF EXPENSES; MOVING EXPENSES. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive on behalf of the Company during the Employment Term, provided that: (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of the Company, and (ii) Executive provides the Company with itemized accounts, receipts and other documentation for such expenses as are reasonably required by the Company. The Company shall also reimburse Executive for relocation expenses incurred within six months of the date hereof in connection with Executive's relocation to the New York City area (including the real estate commission on the sale of Executive's current home).

            2.6. VACATION. During the Employment Term, Executive will be entitled to five (5) weeks of paid vacation per annum.

            3. EMPLOYMENT TERM.

            3.1. EMPLOYMENT TERM. The "Employment Term" means the period commencing on the closing of the Company's first equity financing which yields proceeds to the Company in excess of $5 million (the "Effective Date") and terminating on the earlier of five (5) years from the Effective Date or as set forth in Section 4.1.

            3.2. NOTICE OF RENEWAL. At least sixty (60) days prior to the natural expiration of the initial Employment Term of this Employment Agreement and sixty (60) days prior to each one-year anniversary thereafter, if applicable, the Company shall give Executive written notice of whether the Company will be seeking a one-year extension of Executive's services beyond the initial Employment Term or subsequent one-year period, if applicable. Unless such notice indicates that there will be no extension, the term of this Employment Agreement shall be automatically renewed for successive one-year periods. However, Executive's employment with Employer will continue unless terminated by Executive or the Company as set forth in Section 4.1.

            4. TERMINATION OF EMPLOYMENT.

            4.1. METHOD OF TERMINATION. Executive's employment pursuant to this Employment Agreement and the Employment Term provided for herein shall terminate upon the first of the following to occur (either with the Company, or the Company or its successors):

                  A. Executive's death; or

                  B. Date that written notice is deemed given or made by the Company to Executive that as a result of any physical or mental injury or disability, he is unable to perform the essential functions of his job, with or without reasonable accommodation. Such notice may be issued when the Board of Directors of the Company has reasonably determined that Executive has become unable to perform substantially his services and duties hereunder with or without reasonable accommodation because of any physical or mental injury or disability, and that it is reasonably likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Employment Agreement; or

                  C. Date that written notice is deemed given or made by the Company to Executive of termination for "Cause" (for purposes of this Employment Agreement, "Cause" shall have the meaning set forth in that certain Restricted Stock Purchase Agreement dated as of September 18, 1998 between the Company and Executive); or

                  D. Date that written notice is deemed given or made by Executive of his voluntary departure or resignation as an employee of the Company; or

                  E. Date that written notice is deemed given or made by the Company to Executive of Executive's termination without "Cause."

Nothing herein alters Executive's and the Company's separate right to terminate the employment relationship at any time, for any reason, with or without Cause.

            4.2. NOTICE OF TERMINATION. Any termination of Executive's employment either by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 7.1 hereof.

            4.3. DATE OF TERMINATION. "Date of Termination" shall mean the date specified in the Notice of Termination.

            4.4. EFFECT OF TERMINATION WITHOUT CAUSE. In the event the Company terminates Executive's employment with the Company without Cause, Executive shall be entitled to his then existing Base Salary and the Guaranteed Bonus for the entire period remaining of the Employment Term, payable in accordance with standard Company policy. Executive will receive an immediate lump sum payment of all unpaid and accrued vacation up to the Date of Termination.

            4.5. EFFECT OF TERMINATION FOR OTHER EVENTS. Upon the termination of Executive for any reason other than as set forth in Section 4.4 hereof, Executive will not be entitled to any additional compensation or other rights or benefits from the Company, and, as a result, the Company shall be obligated to pay Executive only that portion of his then existing Base Salary that Executive has earned prior to the Date of Termination of Executive's employment with the Company. Executive will also receive an immediate lump payment for all unpaid and accrued vacation up to the Date of Termination.

            4.6. RESIGNATION AS AN OFFICER AND DIRECTOR. In the event Executive's employment with the Company terminates for any reason, Executive agrees to immediately resign as an officer and/or director of the Company.

            5. CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE

            5.1. Executive understands that the Company and its affiliates possess Proprietary Information (as defined below) which is important to its business and that this Employment Agreement creates a relationship of confidence and trust between Executive and the Company and its affiliates with regard to Proprietary Information. Nothing in this Section 5 shall be deemed modified or terminated in the event of the termination or expiration of this Employment Agreement.

            5.2. For purposes of this Employment Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company and its affiliates and predecessors, or is developed, created or discovered by Executive while performing services under this Employment Agreement, or which became or will become known by, or was or is conveyed to the Company and its affiliates which has commercial value in the Company's and its affiliates' business. "Proprietary Information" includes, but is not limited to, trade secrets, ideas, techniques, business, product, or development plans, customer information, and any other information concerning the Company's and its affiliates' actual or anticipated business, development, personnel information, or which is received in confidence by or for the Company and its affiliates from any other person.

            5.3. At all times, both during the term of this Employment Agreement and after its termination, Executive will keep in confidence and trust, and will not use or disclose, any Proprietary Information without the prior written consent of the Company's Board of Directors.

            5.4. Executive understands that the Company and its affiliates possess or will possess "Company Documents" which are important to its business. For purposes of this Employment Agreement, "Company Documents" are documents or other media that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company and its affiliates, whether such documents have been prepared by Executive or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, personnel files, tapes or printouts and other printed, typewritten or handwritten documents. All Company Documents are and shall remain the sole property of the Company. Executive agrees not to remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with performance of the services under this Employment Agreement. Executive further agrees that, immediately upon the Company's request and in any event upon completion of Executive's services, Executive shall deliver to the Company all Company Documents, apparatus, equipment and other physical property or any reproduction of such property.

            5.5. NON-SOLICITATION. During the term of this Employment Agreement and for one year thereafter, Executive will not encourage or solicit any employee of the Company or any affiliate to leave the Company's or any affiliate's employ for any reason or interfere in any material manner with employment relationships at the time existing between the Company and its current employees, except as may be required in any bona tide termination decision regarding any Company employee.

            5.6. NON-COMPETITION. During the Employment Term, Executive shall not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with that which the Company is at the time conducting or proposing to conduct; PROVIDED, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business geographically competitive with the Company's business.

            5.7. Executive acknowledges that the specialized nature of his knowledge of the Company's Proprietary Information, trade secrets and other intellectual property are such that a breach of his covenant not to compete or confidentiality obligations contained in this Section 5 of this Employment Agreement would necessarily and inevitably result in a disclosure, misappropriation and misuse of such Proprietary Information, trade secrets and other intellectual property. Accordingly, Executive acknowledges and agrees that such a breach would inflict unique and irreparable harm upon the Company and that the Company shall be entitled, in addition to its other rights and available remedies, to enforce, by injunction or decree of specific performance, Executive's obligations set forth herein.

            6. RESTRICTIVE COVENANT.

            During the Employment Term:

            6.1. Executive shall devote substantially all of his time and energy to the performance of Executive's duties described herein, except during periods of illness or vacation periods.

            6.2. Executive shall not directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Company in writing; provided however that nothing contained here shall prevent Executive from serving as a member of the board of directors of other corporations.

            6.3. Executive shall not render any services of any kind or character for Executive's own account or for any other person, firm or entity without first obtaining the Company's written consent.

            6.4. Notwithstanding the foregoing, Executive shall have the right to perform such incidental services as are necessary to connection with (i) his private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him hereunder, (ii) his charitable or community activities or (iii) participation in trade or professional organizations, but only if such incidental services do not significantly interfere with the performance of Executive's services hereunder.

            7. MISCELLANEOUS.

            7.1. NOTICES. All notices, demands and requests required by this Employment Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as party may designate by notice pursuant to this Section 7.

         If to the Company, to:

         New Air Corporation
         6322 South 3000 East, Suite L-201
         Salt Lake City, Utah 84121

         If to Executive, to:

         Dave Barger
         16 Sugar Maple Row
         Chester, New Jersey 07930

            7.2. ASSIGNMENT. This Employment Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Executive may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

            7.3. DEDUCTIONS. All amounts paid to Executive hereunder are subject to all withholdings and deductions required by law, as authorized under this Employment Agreement, and as authorized from time to time.

            7.4. ENTIRE AGREEMENT. This Employment Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and all prior agreements, written or oral, are merged herein and are of no further force or effect. Executive has had an opportunity to review this Employment Agreement with counsel of his own choice.

            7.5. AMENDMENT. This Employment Agreement may be modified or amended only by a written agreement signed by the Company and Executive.

            7.6. WAIVERS. No waiver of any term or provision of this Employment Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of any term or provision of this Employment Agreement shall not apply to any subsequent breach of this Employment Agreement.

            7.7. COUNTERPARTS. This Employment Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

            7.8. SEVERABILITY. The provisions of this Employment Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding, If any provision of this Employment Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Employment Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

            7.9. GOVERNING LAW. THIS EMPLOYMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND EXECUTIVE HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE.

      7.10. ARBITRATION. The Executive understands and agrees that, as a condition of his employment with the Company, any and all disputes that the Executive may have with the Company or any of its employees, officers, directors, agents or assigns, which arise out of the Executive's employment or investment or compensation shall be resolved through final and binding arbitration, as specified in this Employment Agreement. This shall include, without limitation, any controversy, claim or dispute of any kind, including disputes relating to any employment by the Company or the termination thereof, claims for breach of contract or breach the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Securities Act, or any other Federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of the Executive's employment with the Company or its termination. The only claims NOT covered by this Employment Agreement are claims for benefits under the unemployment insurance or workers' compensation laws, and any claims pursuant to paragraph 5 of this Employment Agreement which will be resolved pursuant to those laws. Any disputes and/or claims covered by this Employment Agreement shall be submitted to final and binding arbitration to be conducted in New York City, New York, in accordance with the rules and regulations of the American Arbitration Association. The Executive and the Company will split the cost of the arbitration filing and hearing fees and the cost of the arbitrator. Each side will bear its own attorneys' fees, and the arbitrator will not have authority to award attorneys' fees UNLESS a statutory section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. The arbitration shall be instead of any civil litigation; this means that the Executive is WAIVING ANY RIGHT TO A JURY TRIAL, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                    "COMPANY"

                                    New Air Corp.
                                    ----------------------------------------


                                    By: /s/ David Neeleman
                                       -------------------------------------
                                    Name: David Neeleman
                                         -----------------------------------
                                    Title: CEO
                                          ----------------------------------


                                    "EXECUTIVE"


                                    /s/ David Barger     14  Oct. '98
                                    ----------------------------------------